Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Viking Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effectiveness Date	Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	(1)	Equity	Common Stock, $0.00001 par value per share	457(r)
Fees to Be Paid		Equity	Preferred Stock, $0.00001 par value per share	457(r)
Fees to Be Paid		Equity	Depositary Shares	457(r)
Fees to Be Paid		Debt	Debt Securities	457(r)
Fees to Be Paid		Other	Warrants	457(r)
Fees to Be Paid		Other	Rights	457(r)
Fees to Be Paid		Other	Units	457(r)
Fees to Be Paid	(2)	Equity	Common Stock, $0.00001 par value per share	457(o)			$500,000,000	0.00013810	$69,050
Fees Previously Paid		—	—	—	—	—	—		—
Carry Forward Securities

		Total Offering Amounts					$500,000,000		$69,050

		Total Fees Previously Paid							—

Exhibit 107

Total Fee Offsets	$4,452.65

Net Fee Due	$64,597.35

(1)

There are being registered hereunder such indeterminate amount of common stock, preferred stock, depositary shares, debt securities, warrants to purchase common stock, preferred stock or debt securities, rights to purchase common stock, preferred stock, units and other securities and units as may be sold by the Registrant from time to time. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The Registrant will determine, from time to time, the proposed maximum offering price per unit in connection with its issuance of the securities the Registrant is registering under this registration statement. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to pursuant to Item 16(b) of Form S-3 under the Securities Act.

The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fees, other than in connection with $500,000,000 of the Registrant’s common stock that may be issued and sold from time to time under that certain At-The-Market Equity Offering Sales Agreement, dated as of July 29, 2026, by and among Viking Therapeutics, Inc., Stifel, Nicolaus & Company, Incorporated, Piper Sandler & Co., Cantor Fitzgerald & Co., Oppenheimer & Co. Inc and Canaccord Genuity LLC (the “ATM Offering”). In connection with the securities offered hereby other than pursuant to the ATM Offering, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

(2)

The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fees, other than in connection with $500,000,000 of the Registrant’s common stock that may be issued and sold from time to time under the ATM Offering.

Table 2: Fee Offset Claims and Sources

		Registrant or File Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources		N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
457(p)
Fee Offset Claims	1	Viking Therapeutics, Inc.	Form S-3	333-273460	July 26, 2023		$4,452.65	Equity	Common Stock, $0.00001 par value per share	$40,405,179.47	$40,405,179.47

Exhibit 107

Fee Offset Sources	2	Viking Therapeutics, Inc.	Form S-3	333-273460	July 26, 2023	$6,463.83

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1) The Registrant previously registered $200,000,000 of an indeterminate amount of securities to be offered from time to time at prices to be determined at the time of each such offering pursuant to a Registration Statement on Form S-3 (File No. 333-273460), which was filed with the Securities and Exchange Commission on July 26, 2023, and became automatically effective upon filing (the “Prior Registration Statement”). The Registrant previously paid a net registration fee of $6,463.83 along with a total fee offset of $15,576.17 in connection with the Prior Registration Statement (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). As of the date of filing of this Registration Statement, the Registrant sold an aggregate of $159,594,820.53 of such securities under the Prior Registration Statement, leaving the balance of $40,405,179.47 (the “Unsold Securities”), representing $4,452.65 in registration fees, of such Unsold Securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement. All offerings under the Prior Registration Statement have terminated.

Offset Note

(2) The Registrant previously registered $200,000,000 of an indeterminate amount of securities to be offered from time to time at prices to be determined at the time of each such offering pursuant to a Registration Statement on Form S-3 (File No. 333-273460) which was filed with the Securities and Exchange Commission on July 26, 2023, and became automatically effective upon filing (the “Prior Registration Statement”). The Registrant previously paid a net registration fee of $6,463.83 along with a total fee offset of $15,576.17 in connection with the Prior Registration Statement (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). As of the date of filing of this Registration Statement, the Registrant sold an aggregate of $159,594,820.53 of such securities under the Prior Registration Statement, leaving the balance of $40,405,179.47 (the “Unsold Securities”), representing $4,452.65 in registration fees, of such Unsold Securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement. All offerings under the Prior Registration Statement have terminated.